UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

Dated: July 30, 2024

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Standard Dental Labs, Inc.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

424 E Central Blvd, Suite 308,

Orlando, Florida, 32801

321-465-9899
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Jeff Turner
7533 S Center View Ct, #4291

West Jordan, UT 84084

801-810-4465
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

3843	88-0411500
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

TABLE OF CONTENTS

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER II

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: July 30, 2024

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Standard Dental Labs Inc.

424 E Central Blvd, Suite 308,

Orlando, Florida, 32801

400,000,000 Shares of Common Stock

at a price range of $0.01 - $0.03 per share

Minimum Investment: $5,000

Maximum Offering: $12,000,000

See The Offering - Page 3 for further details. None of the securities offered are being sold by present security holders. Upon qualification of this Offering by the Securities and Exchange Commission, the Offering will commence within two business days of being qualified by the Securities and Exchange Commission (“SEC”) and will terminate 365 days from the date of qualification by the Securities and Exchange Commission, unless extended or terminated earlier by the Company.

PLEASE REVIEW ALL RISK FACTORS BEGINNING ON PAGES 4 THROUGH 10 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)

Per Share	$0.01-0.03	$0	$0.01-0.03	None
Minimum Investment	$5,000	$0	$5,000	None
Maximum Offering	$4,000,000 -12,000,000	$0	$4,000,000 -12,000,000	None

(1)	The Company has not presently engaged an underwriter for the sale of securities under this Offering.

(2)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $32,500.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds. See “Plan of Distribution.”

This Offering (the “Offering”) consists of up to 400,000,000 shares of common stock (the “Company Offered Shares”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold, at a fixed price of $0.01-0.03 per share (the “Offering Price”) (the Offering Price will be provided via an Offering Circular Supplement within two business days following the earlier of the date of determination of the offering price or the date such offering circular is first used after qualification in connection with a public offering or sale in accordance with Rule 253(g)(1)), pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Company Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. The Company Offered Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 400,000,000 Shares of Common Stock with a Maximum Offering Price of $4,000,000 to $12,000,000, depending on the final offering price. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Upon qualification of this offering by the SEC, the Company may issue Company Offered Shares in satisfaction of outstanding debt obligations including $830,900 of convertible notes (the “Subject Convertible Notes”) at the Offering Price. (See “Use of Proceeds” and “Plan of Distribution”).

Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

Our common stock is quoted in the over-the-counter under the symbol “CSSI” in the OTC Pink marketplace of OTC Link. On June 25, 2024, the closing price of our common stock was $0.0123 per share.

The Company Offered Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE IS MORE THAN $75,000,000, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THIS OFFERING WILL BEGIN WITHIN TWO (2) DAYS AFTER THE DATE OF QUALIFICATION; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

This Offering is inherently risky. See “Risk Factors” beginning on page 4.

Sales of these securities will commence within two business days of being qualified by the SEC. The Offering will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price of $0.01 per share.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, services, in satisfaction of outstanding debt obligation, and/or other consideration without notice to subscribers. All cash proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. In compliance with Rule 257(b), the Company will make material updates to the Offering Circular by filing current reports on Form 1-U, annual reports on Form 1-K, and semi-annual reports on Form 1-SA.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “Standard Dental Labs”, “the Company”, “CSSI”, “we”, “our”, and “us” are used in this Offering Circular to refer to Standard Dental Labs, Inc.

Business Overview

Standard Dental Labs Inc., (formerly known as Costas, Inc.) was incorporated in the State of Nevada on December 10, 1998. From inception, our company had pursued business operations several different industries, including real estate speculation and financial technologies.

In 2017, our current sole officer and a director, James D. Brooks, commenced an action against the company and was awarded a judgment in the Eighth Judicial District Court, Clark County, Nevada, against our company for breach of contract, and non-payment of obligations. On September 20, 2017, the court filed an order effective September 18, 2017, whereby Mr. Brooks, as a creditor of our company, was granted a judgment against us in the principal amount of $1,114,500. On October 21, 2020, Mr. Brooks filed a motion requesting the appointment of a Receiver over our company. On March 25, 2021, the Receiver filed a motion with the Court requesting approval to (i) appoint Mr. Brooks as an officer and director of our company; and (ii) increase our authorized capital and subsequently to issue sufficient common and preferred shares on terms to be finalized with Mr. Brooks, whereby Mr. Brooks became the controlling stockholder of our company. On February 9, 2022, an Order was entered by the Eighth Judicial District Court, Clark County, Nevada, Case No. A-17-749977D, terminating the receivership for our company.

Our primary operations are focused on our dental lab where we manufacture and produce several types of dental prosthetics. We provide dental lab services to more than 50 dental practices and produce approximately 500 dental prosthetics each month. As the Company’s sole officer and director, Mr. Brooks oversees the overall direction of the Company in relation to its plans for long-term growth.

￼” section for further description of the Company). Though incorporated in 1998, the Company has a limited operating history in our current business segment and a history of net losses. (See “Risks Related to Our Company” for additional information.)

1

Offering Summary

Securities Offered	Company Offered Shares: 400,000,000 shares of common stock, par value $0.001.

Offering Price	$0.01-0.03 per Offered Share.

Shares Outstanding Before This Offering	465,728,363 shares of common stock issued and outstanding as of the date hereof.

Shares Outstanding After This Offering	865,728,363 shares of common stock issued and outstanding, assuming the sale of all of the Company Offered Shares hereunder.

Minimum Number of Shares to Be Sold in This Offering	None

Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “CSSI” in the OTC Pink marketplace of OTC Link.

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion, subject to the limitations set forth in Rule 251(d)(3)(i)(F) of Regulation A.

Conversion of the Subject Convertible Notes	Upon qualification of this offering by the SEC, the Company may issue Company Offered Shares in satisfaction of the Subject Convertible Notes at the Offering Price. In such an event, we would realize approximately $830,900 in a reduction of outstanding liabilities rather can cash proceeds.

Use of Proceeds	We will apply the proceeds of this offering for sales and marketing, dental lab equipment, new lab acquisitions, general and administrative expenses, and working capital. (See “Use of Proceeds”).

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information	Our principal executive offices are located at 424 E. Central Boulevard, Suite 308, Orlando, Florida 32801; our telephone number is (321) 465-9899; our corporate website is located at https://sdl.care. No information found on our Company’s website is part of this Offering Circular.

Legal Counsel	No independent counsel has been retained to represent the investors in the Company. Each investor should retain its own counsel and other appropriate advisers as to legal, regulatory and tax matters affecting investment in shares of common stock and its suitability for such investor.

2

The Offering

Common Stock Outstanding (1)	465,728,363
Common Stock in this Offering	400,000,000
Stock to be outstanding after the offering (2)	865,728,363

(1)	As of the date of this Offering Circular.

(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance the Company will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

Continuing Reporting Requirements Under Regulation A

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31st, our board of directors will cause to be mailed or made available, by any reasonable means, to each stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the stockholders.

Additionally, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

3

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

We have a limited operating history. Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

Our company has a limited operating history and an evolving business model which raises doubt about our ability to achieve profitability or obtain financing. Our company only has a couple of years of operating history. Moreover, our business model will rely on the ability to make additional acquisitions of dental labs on commercially viable terms. Our company’s ability to continue as a going concern is dependent upon our ability to obtain adequate financing and to reach profitable levels of operations and we have a limited history of performance, earnings, and success. There can be no assurance that we will achieve profitability or obtain future financing. Also, our business depends on our ability to successfully purchase more advanced equipment and technology from time to time such as 3D printing and modelling technology, which there is no assurance that we will achieve.

There is no assurance that we will be able to acquire additional dental labs pursuant to our growth strategy. In order to grow and achieve the level of operations and margins that we hope to achieve, one component of our strategy is the acquisition and integration of additional dental lab operations. While we are confident in our ability to execute on this, there can be no assurances that we will be able to identify suitable dental labs for acquisition, or that we will be able to acquire such labs on commercially viable terms. If we are unable to make such additional acquisitions, or successfully integrate any acquired labs into existing operations, our growth prospects may be limited.

Conflicts of interest between our company and our sole officer may result in a loss of business opportunity. Our sole officer is not obligated to commit his full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating his time between our future operations and those of other businesses. In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty. As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented. He may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. Despite our intentions, conflicts of interest may nevertheless arise which may deprive our company of a business opportunity, which may impede the successful development of our business and negatively impact the value of an investment in our company.

The speculative nature of our business plan may result in the loss of your investment. Our operations are in the start-up or stage only and are unproven. We may not be successful in implementing our business plan to become profitable. There may be less demand for our services than we anticipate. There is no assurance that our business will succeed, and you may lose your entire investment.

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General economic factors may negatively impact the market for our dental products. The willingness of dental practices and their patients/consumers to spend money on our products may be dependent upon general economic conditions; and any material downturn may reduce the likelihood of such parties incurring costs toward what some consumers may consider a discretionary expense item.

A wide range of economic and logistical factors may negatively impact our operating results. Our operating results will be affected by a wide variety of factors that could materially affect revenues and profitability, including the timing and cancellation of customer orders and projects, competitive pressures on pricing, availability of personnel, and market acceptance of our services. As a result, we may experience material fluctuations in future operating results on a quarterly and annual basis which could materially affect our business, financial condition and operating results.

If we fail to effectively and efficiently advertise, the growth of our business may be compromised. The future growth and profitability of our business will be dependent in part on the effectiveness and efficiency of our advertising and promotional expenditures, including our ability to (i) create greater awareness of our services, (ii) determine the appropriate creative message and media mix for future advertising expenditures, and (iii) effectively manage advertising and promotional costs in order to maintain acceptable operating margins. There can be no assurance that we will experience benefits from advertising and promotional expenditures in the future. In addition, no assurance can be given that our planned advertising and promotional expenditures will result in increased revenues, will generate levels of service and name awareness or that we will be able to manage such advertising and promotional expenditures on a cost-effective basis.

Our success is dependent on our unproven ability to attract qualified personnel. We depend on our ability to attract, retain and motivate our management team, consultants and advisors. There is strong competition for qualified technical and management personnel in the dental business sector, and it is expected that such competition will increase. Our planned growth will place increased demands on our existing resources and will likely require the addition of technical personnel and the development of additional expertise by existing personnel. There can be no assurance that our compensation packages will be sufficient to ensure the continued availability of qualified personnel who are necessary for the development of our business.

We have a limited operating history with losses, and we expect the losses to continue, which raises concerns about our ability to continue as a going concern. We have generated minimal revenues since our inception and will, in all likelihood, continue to incur operating expenses with minimal revenues until we are able to successfully develop our business. Our business plan will require us to incur further expenses. We may not be able to ever become profitable. These circumstances raise concerns about our ability to continue as a going concern. We have a limited operating history and must be considered in the start-up stage.

Our management has been able, thus far, to finance the operations through equity financing and cash on hand. There is no assurance that our company will be able to continue to finance our company on this basis.

Without additional financing to develop our business plan, our business may fail. Because we have generated only minimal revenue from our business and cannot anticipate when we will be able to generate meaningful revenue from our business, we will need to raise additional funds to conduct and grow our business. We do not currently have sufficient financial resources to completely fund the development of our business plan. We anticipate that we will need to raise further financing. We can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing security-holders.

We may not be able to obtain all of the licenses necessary to operate our business, which would cause our business to fail. Our operations require licenses and permits from various governmental authorities related to the operation of our acquired dental laboratory facilities. We believe that we will be able to obtain all necessary licenses and permits under applicable laws and regulations for our operations and believe we will be able to comply in all material respects with the terms of such licenses and permits. However, such licenses and permits are subject to change in various circumstances. There can be no guarantee that we will be able to obtain or maintain all necessary licenses and permits.

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If we are unable to recruit or retain qualified personnel, it could have a material adverse effect on our operating results and stock price. Our success depends in large part on the continued services of our sole executive officer and third-party relationships. We currently do not have key person insurance on these individuals. The loss of these people, especially without advance notice, could have a material adverse impact on our results of operations and our stock price. It is also very important that we be able to attract and retain highly skilled personnel, including technical personnel, to accommodate our acquisition and expansion plans and to replace personnel who leave. Competition for qualified personnel can be intense, and there are a limited number of people with the requisite knowledge and experience. Under these conditions, we could be unable to recruit, train, and retain employees. If we cannot attract and retain qualified personnel, it could have a material adverse impact on our operating results and stock price.

If we fail to effectively manage our growth our future business results could be harmed. As we proceed with our business plan, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

Our internal control over financial reporting may be ineffective. We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses. In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators. Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

We cannot assure that we will have the resources to repay all of our liabilities in the future. We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We often utilize purchase order financing from third party lenders when we are supplying or distributing consumer goods, which increases our costs and the risks that we may incur a default, which would harm its business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

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Risks Related to Securities Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any stockholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 stockholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from stockholders without furnishing to stockholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on stockholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

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Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our stockholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our stockholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a stockholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in stockholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our stockholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are penny stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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The market price for our common stock has been, and may continue to be, highly volatile. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;

•	operating results that vary from the expectations of investors;

•	changes in expectations as to our future financial performance, including financial estimates by investors;

•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;

•	changes in our capital structure;

•	announcements of innovations or new services by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	lack of success in the expansion of our business operations;

•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;

•	additions or departures of key personnel;

•	asset impairment;

•	temporary or permanent inability to offer our products and services; and

•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

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Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of September 30, 2023, was $1,710,343 (unaudited), or $(0.00) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Company Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at a per share price of $0.02, which represents the mid-point of the price range presented herein.

Assuming the Sale of 100% of the Company Offered Shares
Assumed offering price per share	$0.02
Net tangible book value per share as of December 31, 2023 (audited)	$0.00
Increase in net tangible book value per share after giving effect to this offering	$0.00
Pro forma net tangible book value per share as of December 31, 2023 (audited)	$0.00
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.02

Assuming the Sale of 75% of the Company Offered Shares
Assumed offering price per share	$0.02
Net tangible book value per share as of December 31, 2023 (audited)	$0.00
Increase in net tangible book value per share after giving effect to this offering	$0.00
Pro forma net tangible book value per share as of December 31, 2023 (audited)	$0.00
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.02

Assuming the Sale of 50% of the Company Offered Shares
Assumed offering price per share	$0.02
Net tangible book value per share as of December 31, 2023 (audited)	$0.00
Increase in net tangible book value per share after giving effect to this offering	$0.00
Pro forma net tangible book value per share as of December 31, 2023 (audited)	$0.00
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.02

Assuming the Sale of 25% of the Company Offered Shares
Assumed offering price per share	$0.02
Net tangible book value per share as of December 31, 2023 (audited)	$0.00
Increase in net tangible book value per share after giving effect to this offering	$0.00
Pro forma net tangible book value per share as of December 31, 2023 (audited)	$0.00
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.02

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Company Offered Shares in this offering.

	Assume Percentage of Company Offered Shares Sold in this Offering
	25%	50%	75%	100%
Shares Sold	$100,000,000	200,000,000	300,000,000	400,000,000
Gross Proceeds	$1,000,000 to 3,000,000	2,000,000 to 6,000,000	3,000,000 to 9,000,000	4,000,000 to 12,000,000
Offering Expense	$32,500	32,500	32,500	32,500
Net Proceeds	$967,500 to 2,967,500	1,967,500 to 5,967,500	2,967,500 to 8,967,500	3,967,500 to 11,967,500

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 10%, 25%, 50%, 75% and 100% of the Offered Shares at a per share price of $0.02, which represents the mid-point of the price range presented herein. All amounts set forth below are estimates.

	25%	50%	75%	100%
Sales and Marketing	$196,750	$396,750	$596,750	$796,750
Dental Lab/Lab Equipment	787,000	1,587,000	2,387,000	3,187,000
Lab Business Acquisition [1]	787,000	1,587,000	2,387,000	3,187,000
Working Capital	98,375	198,375	298,375	398,375
G&A Expense	98,375	198,375	298,375	398,375
TOTAL	$1,967,500	$3,967,500	$5,967,500	$7,967,500

(1)

Currently, we have not entered into any agreement, oral or written, or other understanding with respect to the acquisition of any dental lab business. There is no assurance that we will be able to acquire any other dental lab businesses. To the extent we are unable to acquire another dental lab business, proceeds allocated for such use would be applied to sales and marketing expenses and to working capital and to expanding the existing business.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we operate, general economic conditions and our future revenue and expenditure estimates. The Company, by the determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, services, in satisfaction of outstanding debt obligations, and/or other consideration without notice to subscriber; provided, however, that any Offered Shares issued in this manner shall be issued at the Offering Price. In the event any Securities are issued for non-cash consideration, the Company will not recognize net cash proceeds to allocate towards the uses set forth above.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 400,000,000 Company Offered Shares on a best-efforts basis, at a fixed price of $0.01-0.03 per Company Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion, subject to the limitations set forth in Rule 251(d)(3)(i)(F) of Regulation A.

The Company, by the determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, services, in satisfaction of outstanding debt obligations, and/or other consideration without notice to subscriber; provided, however, that any Offered Shares issued in this manner shall be issued at the Offering Price. In the event any Securities are issued for non-cash consideration, the Company will not recognize net cash proceeds to allocate towards the uses set forth in the Use of Proceeds.

There is no minimum number of Company Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Company Offered Shares in this offering through the efforts of our Chief Executive Officer, James D. Brooks. Mr. Brooks will not receive any compensation for offering or selling the Company Offered Shares. We believe that Mr. Brooks is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Brooks:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	is not an associated person of a broker or dealer; and

•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Company Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8% of the gross offering proceeds from their sales of the Company Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Company Offered Shares effected by the broker-dealer.

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Procedures for Subscribing

If you are interested in subscribing for Company Offered Shares in this offering, please submit a request for information by e-mail to the company at: info@sdl.care; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Company Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and

•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Company Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a stockholder of our company and the Company Offered Shares will be issued as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a stockholder.

By executing the subscription agreement and paying the total purchase price for the Company Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Company Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

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State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Company Offered Shares in as many states as this offering is able to be qualified. In the case of each state in which we sell the Company Offered Shares, we will qualify the Company Offered Shares for sale with the applicable state securities regulatory body or we will sell the Company Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Company Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Company Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Company Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Company Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Company Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Company Offered Shares, these materials will not give a complete understanding of our company, this offering or the Company Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Company Offered Shares.

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SELLING STOCKHOLDER

The stockholder named in the table below is the “Selling Stockholder.” The Selling Stockholder intends to sell a total of 37,500,000 shares of our common stock (the Selling Stockholder Offered Shares) in this offering. The Selling Stockholder is a third party. The Selling Stockholder Offered Shares to be offered by the Selling Stockholder named herein are “restricted securities” under applicable federal and state securities laws.

We will pay all of the expenses of this offering (other than the selling commissions payable with respect to the Selling Stockholder Offered Shares sold in this offering) but will not receive any of the proceeds from the sale of Selling Stockholder Offered Shares in this offering.

The Selling Stockholder is not a broker-dealer or affiliated with a broker-dealer. The Selling Stockholder may be deemed to be an underwriter of the shares of our common stock offered by the Selling Stockholder in this offering.

The Selling Stockholder intends to sell the Selling Stockholder Offered Shares in market transactions or in negotiated private transactions at the per share offering price of the Offered Shares, $0.01-0.03.

The table below assumes that all of the Company Offered Shares offered in this offering will be sold.

		Prior to this Offering			After this Offering
Name of Selling Stockholder	Position, Office or Other Material Relationship	# of Shares Beneficially Owned	% Beneficially Owned (1)	# of Shares to be Offered for the Account of the Selling Stockholder	# of Shares Beneficially Owned	% Beneficially Owned (2)
John Jonpil Kim	None	37,500,000	*	37,500,000	0	0%

Less than 1%

(1)	Based on 445,728,363 shares outstanding, before this offering.
(2)	Based on 845,228,363 shares outstanding, assuming the sale of all of the Company Offered Shares, after this offering.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 2,000,000,000 shares of common stock, $.001 par value per share.

As of the date of this Offering Circular, there were 465,728,363 shares of our common stock issued and outstanding held by approximately 75 holders of record.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Our Bylaws provide that, at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Anti-takeover Effects of Nevada Law

Business Combinations. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors, or a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters” rights.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Stockholder Meetings

Our bylaws provide that special meetings of stockholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of Transfer Online, 512 SE Salmon Street, Portland, Oregon 97214-3444, as the transfer agent for our common stock. Transfer Online’s website is located at: www.transferonline.com. No information found on Transfer Online’s website is part of this Offering Circular.

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BUSINESS

Corporate History

Standard Dental Labs Inc. (f/k/a Costas, Inc.) was incorporated in the State of Nevada on December 10, 1998. Standard Dental Labs was a development stage company that had a primary business plan to acquire, improve, and re-market undeveloped real estate in Las Vegas, Nevada and its surrounding communities.

In 2017, our current Chief Executive Officer and Director, James D. Brooks, commenced an action against the Company for breach of contract and non-payment of obligations and was awarded a judgment in the Eighth Judicial District Court, Clark County, Nevada. The Company satisfied the judgment by issuing a convertible promissory note in the principal amount of $1,114,500. On October 21, 2020, Mr. Brooks, as a majority shareholder, filed a motion requesting the appointment of a Receiver over our company. On March 25, 2021, the Receiver filed a motion with the Court requesting approval to appoint Mr. Brooks as an officer and director of our company and to increase our authorized capital and subsequently to issue sufficient common and preferred shares on terms to be finalized with Mr. Brooks, whereby Mr. Brooks became the controlling stockholder of our company.

On February 9, 2022, an Order was entered by the Eighth Judicial District Court, Clark County, Nevada, Case No. A-17-749977D, terminating the receivership for our company.

On May 6, 2022, the company entered into an asset purchase agreement with Standard Dental Labs Inc. (“SDL”), a Wyoming corporation controlled by the company’s CEO, James Brooks, to acquire certain assets including: (i) a ready to implement business model and platform for the identification and acquisition of small to medium sized dental labs in the United States, and (ii) a fully developed branding package created around SDL, including logo, website, presentation materials and corporate name. Under the terms of the acquisition agreement, assets valued at $75,900 were acquired through the issuance of a total of 31,661,760 shares of the Company’s restricted common stock to SDL. With the conclusion of this acquisition, the Company planned to operate in the dental lab industry, paving the way for future acquisitions and consolidations in the industry. The assets acquired from SDL allow the Company to immediately facilitate the acquisition of small to medium sized dental labs. The assets acquired from SDL did not constitute an operating business, but rather an immediately actionable plan and branding concept from which the Company identified its first operating dental lab targets.

On August 15, 2022, the Company announced the completion of a definitive agreement to acquire the assets of Prime Dental Lab, LLC (“Prime Dental” or “PDL”), an Orlando-based dental lab in operation since 2012. The Purchased Assets consisted of: all client contracts for existing PDL clients; certain physical assets of PDL including all dental lab equipment, furniture, computers and other office equipment; the assumption of certain contracts, equipment leases and office leases; certain employees and management of PDL as determined by the Company to be retained and/or contracted by the Company; and specifically the right to continue to use the name “Prime Dental Lab LLC” along with certain other rights, trademarks, intellectual property and intangible assets of the PDL in a definitive way. Upon completion of the asset purchase, and by virtue of the fact the Company acquired all rights to the name and branding associate with Prime Dental Lab, LLC, PDL changed its name to Smile Dental (all references hereinafter to Prime Dental, Prime Dental Lab, and PDL shall be construed and interpreted as references to Smile Dental). The Company paid $700,000 in cash and stock for the assets of Prime Dental Lab equivalent to $560,000 in stock (the “Share Consideration”), and $140,000 in cash, of which a final payment of $70,000 is contingent upon the Company being successful in achieving a registered financing under an S-1 registration statement.

The Share Consideration is subject to a lock-up agreement for a term of twenty-four months from the issuance date, whereunder Smile Dental shall be entitled to a release of 12.5% of the total Consideration Shares each quarter.

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In order to facilitate ongoing lab operations and to seamlessly service its acquired customer base, the Company entered into a subcontractor agreement with Smile Dental on August 31, 2022, as amended April 30, 2023, whereunder Smile Dental agreed to provide ongoing labor, quality control and delivery services during a period of up to two years from the latest date as a subcontractor to Standard Dental. Currently, all labor in our dental lab is performed under the Smile Dental subcontractor agreement.

Upon acquisition of the customers and operational assets of Smile Dental, the Company immediately commenced revenue generating operations effective September 1, 2022, and reported gross revenues of $173,329 in the four-month period ended December 31, 2022, and associated costs of goods sold totaling $101,054 for gross profit of $72,275.

On March 24, 2023 the Company and Smile Dental executed an addendum to the definitive agreement with Smile Dental (the “Smile Dental Amendment”) whereunder the Cash Consideration as part of Purchase Price was revised so that the first instalment shall be released immediately upon execution of the Smile Dental Amendment, or March 24, 2023, and the second Cash Instalment shall be payable on the date that is no later than seven (7) calendar days subsequent to the receipt of proceeds from the financing associated with this application.

The company is now operating in the dental lab industry and is currently manufacturing dental prosthetics for dentists and dental clinics via its first operational lab facility. Our existing dental lab supplies dentists and dental clinics with dental prosthetics such as crowns, bridges, and implants, including other prosthetics.

Corporate Information

Our principal executive offices are located at 424 E. Central Boulevard, Suite 308, Orlando, Florida 32801; our telephone number is (321) 465-9899; our corporate website is located at http://sdl.care. No information found on our company’s website is part of this Offering Circular.

Our Current Business

Our current business activities include operating and developing the Company’s dental lab business.

Standard Dental Labs produces several kinds of dental prosthetics. The Company uses state-of-the-art equipment such as 3D scanners, printers and 5-axis milling machines, along with several other types of machinery needed to complete jobs for dental clinics. The Company plans to acquire independent labs looking to exit the market, or whom may be interested in retirement is part of the company’s growth strategy but focus on growing the existing business organically is part of the Company’s strategy.

The consolidation of dental and medical clinics has been an increasing trend over the past two decades, but only recently have investors focused on dental labs. We see this as an opportunity to apply similar strategies to what has been learned from other consolidations.

The Company operates day-to-day as a full-service dental lab. With more than 50 dental clinics as clients, we produce roughly 500 dental prosthetics each month. As per industry standard, we do not have any definitive agreements in place with these dental clinics. The items we manufacture and produce are shipped using standard carriers.

Presently, the Company has engaged the labor and manufacturing services of Smile Dental as a contract manufacturer. Our goal is to open a large and modern facility in Orlando, Florida to accommodate 75 full-time employees, including dental lab technicians. We have not undertaken specific steps at this time for this facility and would not anticipate doing so until we have acquired at least 3 dental labs. We sell our dental lab products and market these products to our clients using our acquired tradename Prime Dental Lab LLC and compensate Smile Dental for contract services provided. Smile Dental in turn reimburses the company for the use of our acquired dental lab equipment.

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The 500 orders that are delivered each month are completed by the contracted dental lab techs. With 60+ techs working in the new facility, we expect tech productivity to factor on par or better than current levels due to improved support technologies and equipment in our new facility.

Products and Services

Dental labs supply dentists and dental clinics with dental prosthetics such as crowns, bridges, and implants. Although they manufacture many other prosthetics, these represent a large majority of what is supplied, and would be called the “bread and butter” of the industry. We have a specific process to make sure that we comply with the deadlines. Smile Dental is responsible for the distribution of our products and for making contact with our various suppliers. The resources needed to produce the dental prosthetics are readily available and can be sourced from a variety of suppliers. As such, we do not have agreements in place with any specific suppliers.

The type of dental labs the company has and will continue to acquire typically serve 20 to 25 dental clinics each and employ 4 to 6 dental lab technicians who prepare dental prosthetics for dentists. The dentists are normally responsible for the final fitting with the patient, but most of the work is done by the lab.

Over the past 5 years, 3D printing and modelling technology has become more mainstream. As most of this technology has been unaffordable for small business owners, advanced technology is uncommon in these smaller operations.

The Market

The transition from skilled labor to computer driven technology in the dental lab industry, although in its infancy, is well underway. The changeover of skilled artisans to 3D printers and milling equipment is causing a shift in the perception for would-be investors. No one can predict how this technology might evolve, how long it will take, or how it may impact the industry in the long term.

The uncertain future of dental labs means there is less interest from investors in the field. The erosion of the one, two, and three person businesses is certain. (Forbes, Nov. 2019). The result: A generation of lab owners that may not be able to sell their business for retirement or raise the necessary capital to retool to this advancing technology.

Competition

The biggest competition to the private dental lab owner in the United States is large, Chinese factory labs operating in southern China. We estimate that a large percentage of dental prosthetics are now sourced through these offshore manufacturers. This is detrimental to the local industry, and there is very little an individual lab owner can do to protect himself from the market erosion caused by this competitor.

However, this may represent an opportunity for the company to lobby the state government to enact legislation requiring the materials be “certified” prior to being used to supply the industry with the raw materials required to manufacture dental products.

Certified materials could only become certified through local inspectors which could be funded through a state or national association. So far in the US, the only such association is The National Association of Dental Laboratories, located in Tallahassee, Florida.

As a start-up company in the dental lab industry, we will be at a significant disadvantage to other more established and better capitalized companies that we are in competition with for the acquisition of additional dental labs. As the Company is able to acquire additional labs and enhance its revenue, when appropriate the company will seek to uplist to the OTCQB Market or a more senior exchange to further enhance liquidity benefits for stockholders and vendors of dental lab assets.

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Compliance with Government Regulation

In a 2009, American Dental Association member survey, nearly 65 percent of dentists responded that they believe dental technicians and laboratories are regulated in their state. This is not the case. In fact, only four states in the United States require either certification or continuing education.

However, 12 states require basic minimum standards be met for laboratories, which include state registration. The most up-to-date regulations were last set in 2019, in Washington State, but most haven’t updated their requirements for 25 years or longer. We feel that there is an opportunity to contribute to the industry by proposing new, more current legislation that addresses the importation of materials from foreign countries. New legislation that requires certification of materials could greatly enhance the safety of the materials for patients, and also contribute to the success of US based dental labs.

Other than the payment of a modest registration fee every two years to maintain our dental lab registration with the State of Florida, ongoing continuing education of 18 hours biennially by one certified lab technician in the lab in accordance with Florida Administrative Code Rule Chapter 64B-5, we do not require any governmental approvals or authorizations for the operation of our existing dental lab in Florida. Further, we are not aware of any pending or probable regulations that would have an impact upon our operations.

	FL	IL	KY	MN	MO	NC	OH	OK	PA	SC	TX	VA	WA
Year of Initial Enactment	1987	1993	1977	2012	1995	1962	2008	1992	1987	1942	1985	2012	2019
Laboratory Registration Fee	$200/2 yrs	N/A	$150/yr	$50/yr	N/A	N/A	N/A	$300/yr	$25/yr	$150/2 yrs	$135/yr	N/A	$250
Laboratory Registration	Yes	No	Yes	Yes	No	No	No	Yes	Yes	Yes	Yes	No	Yes
Technician Registration Fee	No	No	No	No	No	No	No	No	No	$100 Initial, $150 Renewal	No	No	No
Certificate to Perform Dental Technology	No	No	No	No	No	No	No	No	No	Yes ‡	No	No	No
CDT or Equivalent Required	No	No †	Yes	No	No	No	No	No	No	Yes	Yes	No	Yes (2025)
State Laws and Rules Exam Required	No	No	No	No	No	No	No	No	No	Yes	Yes	No	No
Out-of-State Laboratories Required to Register	No	No	Yes	No	No	No	No	Yes	No ‡	Yes	Yes	No	Yes
Dentists Required to Use Registered Laboratory	No	No	Yes	Yes #	No	No	No	Yes	No	Yes	Yes	No	Yes
Materials Disclosure	Yes	Yes	Yes	Yes	Yes +	Yes	Yes	No	No	Yes	No	Yes	Yes
Point of Origin Disclosure	Yes	Yes	Yes	Yes	Yes +	Yes	Yes	No	No	Yes	Yes	Yes	Yes
CE for One Technician in Each Laboratory	Yes	No	Yes	No	No	No	No	No	No	Yes	Yes	No	Yes

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The company’s current lab operations in Florida are not subject to OSHA regulations or regulations governing the handling or disposing of medical waste. There are currently no specific OSHA standards for dentistry, however the labs follow best practices including:

(a)	having a lab space that is clean and orderly and in good repair, with regard to normal fabrication procedures;

(b)	All waste materials properly disposed of at the end of each day;

(c)	Maintaining on the laboratory premises a copy of the laboratory registration so it is readily available for inspection by Department personnel;

(d)	Maintaining on the laboratory premises, for each separate appliance and for a period of four years, a work order from a licensed dentist authorizing construction or repair of the specified artificial oral appliance; and

(e)

Maintaining on the laboratory premises a written policy and procedure document on sanitation. Said policy shall include, but not necessarily be limited to: Intake and disinfection procedure for each appliance, impression, bite, or other material posing a possible contamination risk received by the laboratory.

In the State of Florida the prosthetics and other oral appliances manufactured and repaired by the lab do not for the most part meet the definition of medical waste according to the Florida Department of Health which includes, “Any solid or liquid waste which may present a threat of infection to humans, including nonliquid tissue, body parts, blood, blood products, and body fluids from humans and other primates; laboratory and veterinary wastes which contain human disease-causing agents; and discarded sharps.” Most prosthetics and appliances coming to the lab from a dental office have been disinfected prior to intake. However, the company’s lab operations follow the recommended procedures for waste including properly labeled and identified waste bags, proper seals on waste containers and proper disposal of waste in accordance with the State of Florida department of health chapter 64E-16 of the Florida Administrative Code.

Significant Acquisitions

In May of 2022, Standard Dental Labs Inc. acquired certain assets of Standard Dental Labs Inc. (SDL), a privately owned Wyoming corporation controlled by our CEO, James Brooks, which is in the business of providing consulting services, including the creation of business plans for identifying and purchasing operating assets in various industry sectors. Immediately following the acquisition of the aforementioned assets by the company, including the tradename “Standard Dental Labs Inc.”, SDL changed its name to “Fastbend Holdings Inc.” in order to continue its ongoing operations. The Company has since adopted the name “Standard Dental Labs Inc.” effective March 21st, 2024.

The business model acquired from SDL includes metrics and data in order to allow the company to quickly identify and purchase privately owned dental lab operations in the United States, allowing for these operations to be consolidated regionally, and to operate them efficiently applying economies of scale. To that end, in August of 2022, Standard Dental Labs signed an agreement to purchase all of the assets, including the revenue, of Prime Dental Lab LLC, a Florida dental laboratory, and contracted Prime Dental Lab to continue to operate the company’s assets. This agreement included the purchase of not only every asset but also trademarks and intellectual properties as described below.

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On August 15, 2022, the company announced the completion of the definitive agreement to acquire the assets of Prime Dental Lab LLC (now known as Smile Dental), an Orlando-based dental lab in operation since 2012. The Purchased Assets pursuant to the agreement consisted of: all client contracts for existing PDL clients; certain physical assets of PDL including all dental lab equipment, furniture, computers and other office equipment; the assumption of certain contracts, equipment leases and office leases (if any); certain employees and management of PDL as determined by the company to be retained and/or contracted by the company; and specifically the right to continue to use the name “Prime Dental Lab LLC” along with any corresponding rights, trademarks, intellectual property and intangible assets of PDL. The assets acquired more specifically consisted of the lab equipment, the client base and the corporate brand.

In order to facilitate ongoing lab operations and seamlessly service its acquired customer base the company entered into a subcontractor contract with Smile Dental on August 31, 2022, as amended April 30, 2023, whereunder Smile Dental will provide ongoing labor, quality control and delivery services and management oversight during a period of up to two years. Under the terms of the agreement, as amended, with Smile Dental, either the Company or Smile Dental may terminate the agreement with six (6) months written notice, in order to provide the Company sufficient time to identify, hire and train a suitable replacement. The company operates using its acquired tradename Prime Dental Labs LLC. The company did not acquire the building where the manufacturing of Prime Dental Lab appliances and prosthetics takes place. The Company and Smile Dental have agreed that the cost of manufacturing goods paid by the company to Smile Dental shall include overhead costs including applied costs on a per item bases for the use of the space where the lab operations take place. There is no separate agreement for the rental or lease of the space where the prosthetics are manufactured.

Offices

The mailing address of our company is # 424 E Central Blvd, Suite 308, Orlando, FL, 32801. This space is leased by our President, James Brooks, for a term of one year from January 2023 through 2024, is approximately 1,500 square feet and has a cost of approximately $3,185 per month, plus utilities and insurances, which amounts are reimbursed to Mr. Brooks, who uses this space to work as he lives in Canada and allows him to have a suitable workplace that meets the minimum requirements of an office, in addition to also serving a place to stay. This makes it a more attractive option for the Company since it does not have to bear the expense of a hotel every time Mr. Brooks travels from Canada for business, but also does not have to pay for an additional physical workspace. The mailing address is a shared office and residential space. Our main telephone number is 321-465-9899. Our initial lab location is at 1008 N Pine Hills Rd, Orlando, FL 32808. We do not own or lease our lab location, as the location is owned by Mr. John Kim, managing member of Smile Dental, our contract manufacturer which provides ongoing labor, quality control and delivery services and management services during a period of up to two years. Smile Dental is reimbursed for the use of this lab space through a usage fee included in the costs of goods sold charged to the company by Smile Dental for each dental appliance. In addition, Smile Dental remits to the company a usage fee monthly for access to the lab equipment acquired by the company and used in the manufacturing process. Our current locations provide adequate space for our purposes at this stage of our development.

Employees

We currently have no employees. Our sole officer is also a member of our board of directors, James Brooks, our second board member, Ms. Claire Ambrosio.

We do expect material changes in the number of employees over the next 12-month period, as will be required as we expand with our acquisitions of additional dental lab operations. Also, we do and will continue to outsource contract employment as needed.

Litigation

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This registration statement contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, ’should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars ($) except as otherwise indicated and are prepared in accordance with United States Generally Accepted Accounting Principles. The following discussion should be read in conjunction with our unaudited interim consolidated financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled “Risk Factors” of this registration statement.

In this registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

Plan of Operation

During the next twelve-month period (beginning January 1, 2024), we intend to identify and secure sources of equity and/or debt financing for additional acquisitions.

We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the 12 Months beginning January 1, 2024

Amount
Expenses	($)
Improvements to planned corporate facility	300,000
Executive salaries, including new hires	540,000
Administrative support	150,000
Professional fees	240,000
General and administrative expense including rent, transfer agent, travel, office and sundry	300,000
Advertising, marketing, and website costs	80,000
Total operating expense	1,610,000
Cash required for lab acquisitions	250,000
Total	1,860,000

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Results of Operations for our Years Ended December 31, 2023 and 2022

Our net income (loss) and comprehensive income (loss) for our year ended December 31, 2023, for our year ended December 31, 2022, and the changes between those periods for the respective items are summarized as follows:

For the years ended December 31, 2023, and 2022, the Company generated revenues of $339,466 and $173,329, respectively. The Company experienced an increase in revenue as a result of an increase in the volume of products being manufactured as a result of the PDL acquisition. Accordingly, our cost of goods sold increased from $101,054 at December 31, 2022, to $197,860 at December 31, 2023.

Operating expenses for the years ended December 31, 2023, and 2022 were $329,977 and $391,647, respectively, a decrease of $61,670. As summarized in the table below, selling and marketing expenses increased by $66,380 due to increased efforts to grow and market our dental lab, while general and administrative expenses were down by $49,348 due to increased operational efficiencies. Professional fees also saw a decrease of $93,251 due to reduced legal, accounting, and audit expenses.

Net loss for the years ended December 31, 2023, and 2022 was $(412,386) and $(1,651,897), respectively, a decrease of $1,239,511.

	For the Year Ended
	December 31,
	2023	2022	Change

Revenue	$339,466	$173,329	$166,137
Cost of goods sold	197,860	101,054	96,806
Gross profit	141,606	72,275	69,331

Operating expenses:
Selling and marketing expense	140,773	74,393	66,380
General and administrative expenses	83,068	132,416	(49,348)
Professional fees	84,314	177,564	(93,251)
Depreciation	21,823	7,274	14,549
Total operating expenses	329,977	391,647	(61,670)

Operating loss	(188,371)	(319,372)	131,001

	For the Year Ended
	December 31,
	2023	2022	Change
Other income (expense):
Interest expense	(482,249)	(1,339,409)	857,160
Gain on settlement of debt and liabilities	258,234	6,884	251,350
Total other income (expense)	(224,015)	(1,332,525)	1,108,510

Net loss	$(412,386)	$(1,651,897)	$1,239,511

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During the years ended December 31, 2023, and 2022, respectively the Company reported $339,446 and $173,329 in gross revenue, $197,860 and $101,054 in costs of goods sold and $141,606 and $72,275 as gross profit. The increases in revenue, cost of goods sold and gross profit were due to the acquisition of Prime Dental Labs in 2022.

In the years ended December 31, 2023, and 2022 the Company reported net operating losses of $188,371 and $319,371, respectively.  Losses from operations in the year ended December 31, 2023, consist of professional fees of $84,314, depreciation of $21,823, Selling and marketing expenses of $140,773 and general and administrative expenses, including amounts paid to the transfer agent, rent, consultants and filing fees of $83,068.  Losses from operations in the year ended December 31, 2022, consist of professional fees of $177,564, depreciation of $7,274, Selling and marketing expenses of $74,393 and general and administrative expenses, including amounts paid to the transfer agent, rent, consultants and filing fees of $132,416. Professional fees and administrative costs in 2022 can be attributed to the prior increases in both areas, which were associated with the acquisition of PDL. Accordingly, professional fees and administrative costs in 2023 decreased as there were no acquisition costs to report.

During the comparative years ended December 31, 2023, and 2022 the Company incurred interest expenses of $482,249 and $1,339,409 respectively as a result of interest accruing on a judgment payable in favor of our sole officer and director, Mr. James Brooks and an underlying convertible promissory note in the principal amount of $1,171,727, as well as certain other convertible notes issued during the year ended December 31, 2022. The Company recorded a gain of $258,234 and $6,884 in the year ended December 31, 2023 and 2022 respectively as a result of a settlement of certain accounts payable.

Liquidity and Financial Condition

Cash Provided (used in) Operating Activities

During the year ended December 31, 2023 cash used in operating expenses was $454,565, and consisted of our net loss of $412,386 offset by depreciation of $21,823, a gain on extinguishment of debt of $258,234, amortization of discounts on convertible debt of $372,692, a decrease to accounts payable – related parties of $89,915, an increase to accounts payable and other liabilities of $7,286 and a decrease to other current liabilities of $95,831 . During the year ended December 31, 2022, cash used in operating expenses was $202,485, and consisted of our net loss of $1,651,896 offset by depreciation of $7,274, a gain on extinguishment of debt of $6,884, amortization of discounts on convertible debt of $1,238,291, an increase to accounts payable – related parties of $72,861 and an increase to accounts payable and other liabilities of $137,870.

Cash Provided by Investing Activities

There was no cash used in investing activities in the years ended December 31, 2023, and 2022.

Cash Provided by Financing Activities

Cash provided by financing activities totalled $443,394 for the year ended December 31, 2023, including proceeds from convertible notes payable of $411,000 and advances payable from related parties of $32,394.

Cash provided by financing activities totalled $215,608 for the year ended December 31, 2022, including proceeds from convertible notes payable of $232,140 and repayments to advances from related parties of $16,532.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Going Concern

We have suffered recurring losses from operations. The continuation of our Company as a going concern is dependent upon our Company attaining and maintaining profitable operations and/or raising additional capital. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our Company discontinue operations.

The continuation of our business is dependent upon us raising additional financial support and/or attaining and maintaining profitable levels of internally generated revenue. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The new guidance, among other things, simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments, and amends existing earnings-per-share (“EPS”) guidance by requiring that an entity use the if converted method when calculating diluted EPS for convertible instruments. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company adopted the new guidance effective from January 1, 2024.

Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our president (also our principal executive officer) and our secretary, treasurer and chief financial officer (also our principal financial and accounting officer) to allow for timely decisions regarding required disclosure.

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As of September 30, 2022, the end of the third quarter covered by the comparative information of this prospectus, we carried out an evaluation, under the supervision and with the participation of our president (also our principal executive officer) and our secretary, treasurer and chief financial officer (also our principal financial and accounting officer), of the effectiveness of the design and operation of our disclosure controls and procedures. Based on the foregoing, our president (also our principal executive officer) and who is also our secretary, treasurer and chief financial officer (also our principal financial and accounting officer) concluded that our disclosure controls and procedures were effective in providing reasonable assurance in the reliability of our financial reports as of the end of the period.

Inherent limitations on effectiveness of controls

Internal control over financial reporting has inherent limitations which include but is not limited to the use of independent professionals for advice and guidance, interpretation of existing and/or changing rules and principles, segregation of management duties, scale of organization, and personnel factors. Internal control over financial reporting is a process which involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper management override. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements on a timely basis, however these inherent limitations are known features of the financial reporting process and it is possible to design into the process safeguards to reduce, though not eliminate, this risk. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal controls over financial reporting that occurred during the year ended December 31, 2023, that have materially or are reasonably likely to materially affect, our internal controls over financial reporting.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s sole officer and director.

Name	Age	Position(s)
James D. Brooks	53	President, Chief Financial Officer, Secretary and Director
Claire Ambrosio	58	Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. There are no family relationships between our directors.

Our company believes that all of our directors’ respective educational background, operational and business experience give them the qualifications and skills necessary to serve as directors and officers, respectively, of our company.

Certain information regarding the backgrounds of our officers and directors is set forth below.

James D. Brooks has served as our President, Chief Financial Officer, Secretary, Treasurer and Director since December 30, 2021. Mr. Brooks first began working with public companies in 1998, and has founded and exited from two substantial companies in the transportation logistics sector since. The first, Urban Dispatch, where Mr. Brooks served as the CEO, COO and a board member was a Canadian logistics company, and employed more than 250 people, operating in 4 provinces in Western Canada. Following his time with Urban Dispatch, Mr. Brooks founded Oveldi Worldwide Shipping Company, based in Hong Kong, where he served as CEO, COO and a board member until divestiture in 2012.

From 2014 through 2019, Mr. Brooks served as an officer and director of Oveldi Strategic Capital Ltd. where he also provided services as a business consultant. Oveldi Strategic Capital assisted small businesses in a variety of industries with corporate structure, governance, business planning, exit strategies, strategic partnerships and overall corporate objectives and direction. Such clients included companies in moving and storage, transportation logistics, jewelry distribution, real estate development, clothing manufacturing, and others.

During the Covid-19 pandemic commencing in early 2019, Mr. Brooks repositioned his focus and chose to dedicate his business time exclusively to his next controlled corporation, Fastbend Holdings Inc. (formerly Standard Dental Labs), where he is the CEO, President, and a director. Fastbend Holdings is a consulting firm and project incubation facilitator, drawing on the experience gained from his former venture Oveldi Strategic Capital. Upon acquiring a controlling interest in Standard Dental Labs Inc. in December 2021 and becoming the sole officer and director, Mr. Brooks again reallocated his time resources to spend 90% of his time developing the ongoing business of Standard Dental Labs, with the remaining 10% allocated to oversight of his controlled private corporation, Fastbend Holdings.

Given his background and experience building operations from the ground up, Mr. Brooks has a clear vision of how to identify and acquire target companies for Standard Dental Labs, and how to execute the company’s business plan. Mr. Brooks has been responsible for advancing the company’s objectives, including the financing the efforts made to date for Standard Dental Labs Inc., as its largest creditor, stockholder and CEO.

Mr. Brooks currently devotes approximately 90% of his professional time to the business and intends to continue to devote this amount of time in the future, or more as required.

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Claire Ambrosio has served as a Director since April 20, 2023. Ms. Ambrosio is a member of The State Bar of California and has practiced as a lawyer in California for the past 22 years. She has served as the Vice President of Legal for 4 Over, LLC, a trade printer, from 2022 to present, and as General Counsel for True Family Enterprises from 2019 through 2022. She holds a law degree from Southwestern University, School of Law (1991) and has been a member of the bar in California since 1996. Ms. Ambrosio holds an LL.M., Loyola University Chicago School of Law, Chicago, Illinois in Healthcare and Compliance (2021). Ms. Ambrosio has focused her legal practice in the area of Corporate Compliance. Her experience in this area makes her uniquely qualified to contribute as a board member of a publicly traded company.

Significant Consultant

We have retained the consulting services of Smile Dental, which is owned and controlled by Jongpil (John) Kim, under the terms of a subcontractor agreement entered into August 31, 2022, as amended April 30, 2023, for services including labor and manufacturing expertise, as well as management services with respect to the servicing of our company’s client list for dental prosthetics and orthotics.

Mr. Kim immigrated from Seoul, South Korea to Boston, Massachusetts in 2006, where he studied for 3 years to become a dental lab technician at Mass Dental Technique, a private school in Boston. In 2008, Mr. Kim received permanent and green card residency and started his first full-time job at Reliable Dental Lab in Andover, MA, and worked there until 2011. In 2011, Mr. Kim moved to Orlando, FL and after one year of practical clinical experience in Florida at Mount Dora Modern Dentistry, opened his own lab, Prime Dental Lab LLC in 2012. In 2014, Mr. Kim received US Citizenship. Mr. Kim established a solid client base and operated Prime Dental until the sale of its material assets in 2021.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, and their respective other business interests and their involvement in our company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1. been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2. had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3. been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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4. been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5. been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6. been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

Our board of directors (currently consisting of two members) also acts as the audit committee and has determined that it does not have a member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K . We currently have one “independent” director as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining additional independent directors who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by the members of our board of directors.

Stockholder Communications with Our Board of Directors

Our company welcomes comments and questions from our stockholders. Stockholders should direct all communications to our President, James D. Brooks, at our executive offices. However, while we appreciate all comments from stockholders, we may not be able to respond individually to all communications. We attempt to address stockholder questions and concerns in our press releases and documents filed with OTC Markets, so that all stockholders have access to information about us at the same time. Mr. Brooks collects and evaluates all stockholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

Our Board of Directors has not adopted a Code of Ethics.

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EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
James D. Brooks (1)	2023	–	–	–	–	–	–	68,220	68,220
President	2022	–	–	–	–	–	–	6,370	6,370
Fred Waid	2023	–	–	–	–	–	–	–	–
Former President	2022	–	–	–	–	–	–	–	–

(1)	On December 30, 2021, Mr. Brooks was appointed as our President and as a director, replacing Mr. Waid who held those positions due to the company’s receivership proceedings as appointed by the court.
(2)	Includes non-taxable reimbursable expense of $3,185/month from November 2022 through December 2023 for the lease payment on shared use office space (See CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS).

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James D. Brooks	–	–	–	N/A	N/A	–	–	–	–

Outstanding Equity Awards

During the years ended December 31, 2023 and 2022, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors of our company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof. Unless otherwise indicated, the address of each listed person is in care of our company, 424 E. Central Boulevard, Suite 308, Orlando, Florida 32801.

	Share Ownership			Share Ownership
	Before This Offering			After This Offering
	Number of Shares		%	Number of Shares		%
	Beneficially		Beneficially	Beneficially		Beneficially
Name of Stockholder	Owned		Owned(1)	Owned		Owned(2)
Common Stock
Executive Officers and Directors
James D. Brooks	331,663,760	(3)	74.41%	331,663,760	(3)	39.22%
Claire Ambrosio	0		0%	0		0%
Officers and directors, as a group(2 persons)	331,663,760		74.41%	331,663,760		39.22%

(1)	Based on 465,728,363 shares outstanding, before this offering.

(2)	Based on 865,728,363 shares outstanding, assuming the sale of all of the Company Offered Shares, after this offering.

(3)	Of the shares owned beneficially by Mr. Brooks, 31,663,760 shares are held in the name of Fastbend Holdings Inc., formerly Standard Dental Labs Inc., over which Mr. Brooks has voting and investment authority, and is the 63% stockholder of such entity.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Fred Waid, Former Sole Officer and Director

During the year ended December 31, 2020, Intermountain Fiduciary Services Inc., a company of which Fred Waid, the former Receiver and our former sole officer and director, is also director and officer (“IFSI”), advanced a total of $1,725 for legal and professional which remained unpaid at December 31, 2020.

During the fiscal year ended December 31, 2021, IFSI incurred an additional $13,275 in legal and professional fees, respectively. The Company made cash payment in the amount of $15,000 to Intermountain and no additional invoices were received during the year ended December 31, 2022. At December 31, 2022 and December 31, 2021, $0 and $15,000, respectively, is reflected on the balance sheet as accounts payable - related party.

James Brooks, Sole Officer and a Director, Controlling Stockholder

On December 30, 2021, Mr. James Brooks was appointed the Company’s sole officer and director in place of Mr. Fred Waid. Immediately prior Mr. Brooks became the Company’s controlling stockholder upon issuance of 300,000,000 shares of common stock for certain debt in the amount of $175,000. On December 23, 2021, the Company entered into an 8% Convertible Promissory Note with Brooks in the amount of $1,171,727. The convertible promissory note bears interest rate at 8% per annum for a period of 12 months. The holder has the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share. On March 2, 2023, Mr. Brooks assigned $10,000 of his convertible note leaving the principal amount of $1,161,727 due and payable.

Prior to maturity, Mr. Brooks agreed to extend the repayment date of the note to December 31, 2024.

On November 7, 2022, Mr. Brooks, for the benefit of the Company, entered into a lease agreement with MAA Parkside for a term of one year commencing January 2023 for approximately 1,500 square feet at a cost of $3,185 per month, plus insurance and utilities, which is reimbursed by the Company. This location is used exclusively for business purposes as a shared use office space with overnight accommodations for business travel as an alternative to incurring hotel expenses.

Interest expenses associated with the aggregate convertible notes for the year ended December 31, 2023, was $109,557.

Mr. Brooks was paid a total of $198,805 in the year ended December 31, 2023, against interest owing on the convertible note, leaving a balance owing of $0 as interest payable to Mr. Brooks at December 31, 2023 (December 31, 2022 - $89,915), which is reflected on the balance sheets as accounts payable – related party. (Note 7 above).

During the year ended December 31, 2023, the Company paid and/or accrued $20,000 to Mr. Brooks in respect to his agreement for a monthly stipend entered into in December 2022.

At December 31, 2023 a total of $32,394 (December 31, 2022 - $0) is reflected on the Company’s balance sheets as advances payable – related party with respect to expenses paid by Mr. Brooks on behalf of the Company which have not yet been reimbursed.

During the year ended December 31, 2022, the Company acquired certain assets by way of issuance of 31,663,760 common shares of the Company’s restricted, unregistered common stock to Fastbend Holdings, Inc. (formerly Standard Dental Labs Inc.) a company controlled by Mr. Brooks.

During the year ended December 31, 2022 the Company paid $30,000 to Mr. Brooks in respect to a monthly expense allowance of $2,500.

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Director Independence

We currently act with two directors, consisting of James D. Brooks and Claire Ambrosio. We have determined that Mr. Brooks is not an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

Currently our audit committee consists of all members of our board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors.

Our board of directors has determined that it does not have a member of its audit committee who qualifies as an “audit committee financial expert” as defined in as defined in Item 407(d)(5)(ii) of Regulation S-K.

From inception to present date, we believe that the members of our audit committee and the board of directors have been and are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

We do not have a standing compensation or nominating committee. We believe that our directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our directors do not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining additional independent directors who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Centarus Legal Services Ltd., Schaumburg, Illinois. Centarus Legal Services Ltd. owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

COSTAS, INC.

TABLE OF CONTENTS FOR AUDITED

FINANCIAL STATEMENTS

Year ended December 31, 2023 and 2022

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Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

STANDARD DENTAL LABS INC.

(f/k/a Costas, Inc.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Standard Dental Labs Inc, Formerly Costas, Inc. (the ‘Company’) as of December 31, 2023, and 2022, and the related statements of operations and changes in stockholders’ equity and cash flows for each of the two years ended December 31, 2023, and 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for each of the two years ended December 31, 2023, and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company suffered an accumulated deficit of $(16,943,806), net loss of $(412,386). These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

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Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate as of December 31, 2023, there are no critical audit matter to communicate.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

Lagos, Nigeria

We have served as the Company’s auditor since August 2022.

April 10, 2024

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Costas, Inc.

Balance Sheets

	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$1,953	$13,123
Total current assets	1,953	13,123
Property and equipment, net	48,963	70,786
Intangible assets	104,103	104,103
Total assets	$155,019	$188,012

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$63,350	$204,741
Accounts payable - related party	–	89,915
Advance payable - related party	32,394	–
Convertible notes	415,925	92,246
Convertible note-shareholder, net	1,171,727	1,171,727
Other current liability	70,000	140,000
Total liabilities	1,753,397	1,698,629

Stockholders’ equity (deficit):
Common stock, 2,000,000,000 shares authorized, $0.001 par value, 445,728,363 shares issued and outstanding as of both December 31, 2023 and 2022	445,728	445,728
Additional paid-in capital	14,899,700	14,545,075
Accumulated deficit	(16,943,806)	(16,531,420)
Total stockholders’ equity (deficit)	(1,598,378)	(1,540,617)
Total liabilities and stockholders’ equity (deficit)	$155,019	$188,012

The accompanying notes are an integral part of these financial statements.

40

Costas, Inc.

Statements of Operations

	For the Year Ended
	December 31,
	2023	2022

Revenue	$339,466	$173,329
Cost of goods sold	197,860	101,054
Gross profit	141,606	72,275

Operating expenses:
Selling and marketing expense	140,773	74,393
General and administrative expenses	83,068	132,416
Professional fees	84,314	177,564
Depreciation	21,823	7,274
Total operating expenses	329,977	391,647

Operating loss	(188,371)	(319,372)

Other income (expense):
Interest expense	(482,249)	(1,339,409)
Gain on settlement of debt and liabilities	258,234	6,884
Total other income (expense)	(224,015)	(1,332,525)

Net loss	$(412,386)	$(1,651,897)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding - basic and diluted	445,728,363	445,728,363

The accompanying notes are an integral part of these financial statements

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Costas, Inc.

Statements of Stockholders’ Equity

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2021	413,314,603	$413,315	$14,333,185	$(14,879,523)	$(133,023)
Beneficial conversion feature associated with convertible notes	–	–	232,140	–	232,140
Shares issued under acquisition agreements	32,413,760	32,413	9,750	–	42,163
Net loss	–	–	–	(1,651,897)	(1,651,897)
Balance at December 31, 2022	445,728,363	445,728	14,575,075	(16,531,420)	(1,510,617)
Beneficial conversion feature associated with convertible notes	–	–	324,625	–	324,625
Net loss	–	–	–	(412,386)	(412,386)
Balance at December 31, 2023	445,728,363	$445,728	$14,899,700	$(16,943,806)	$(1,598,378)

The accompanying notes are an integral part of these financial statements.

42

Costas, Inc.

Statements of Cash Flows

	For the Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(412,386)	$(1,651,897)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	21,823	7,274
Amortization of debt discount	372,692	1,238,291
Gain on settlement of debt and liabilities	(258,234)	(6,884)
Changes in certain assets and liabilities :		.
Accounts payable – related party	(89,915)	72,861
Accounts payable and other liabilities	7,286	137,870
Other current liabilities	(95,831)	–
Net cash used in operating activities	(454,565)	(202,485)

Cash flows from financing activities:
Proceeds from convertible notes	411,000	232,140
Advance payable - related party	32,394	–
Repayment to related party	–	(16,532)
Net cash provided by operating activities	443,394	215,608

Net change in cash and cash equivalents	(11,170)	13,123
Cash and cash equivalents at beginning of the year	13,123	–
Cash and cash equivalents at end of the year	$1,953	$13,123

Supplemental disclosure of cash flow information:
Beneficial conversion feature associated with convertible notes	$324,625	$232,140
Property and equipment acquired under asset purchase agreement	$–	$78,060
Intangible assets acquired under acquisition agreement	$–	$31,664
Other current liability acquired under asset purchase agreement	$–	$140,000
Common stock issued under asset purchase agreement	$–	$10,500

The accompanying notes are an integral part of these financial statements.

43

Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

NOTE 1 - NATURE OF OPERATIONS

Historical Information

The Company was originally organized as Costas, Inc. under the corporate laws of the State of Nevada on December 10, 1998. On July 1,2010, the Company purchased the technology assets of eJob Resource, Inc. The purchase included eJob Resources’ online job search and posting site to provide a virtual bridge between the Indian and U.S. technology job markets; all job search technology, which aggregates job posting from many sites, and make them available via XML, API.

On July 17, 2014, the Company amended its Articles of Incorporation by approving a 25 for 1 reverse split.

On January 21, 2015, the Company entered into an agreement with Mr. James Brooks to provide certain services to the Company in exchange for a salary of $10,000 per month and 2,550,000 common shares of the Company.

In January 2016 the Company purchased 48% of AuthentaTradeLtd, a Seychelles based corporation, with operations in Cyprus whose function was building a digital currency exchange platform. The remaining 52% was purchased in January 2018.

On September 20, 2017, Mr. James Brooks, a creditor of the Company was granted a Judgment against the Issuer in the principal amount of $1,114,500 with respect to unpaid salary and non-issuance of common shares as required under the original 2015 agreement.

In November 2018, the Company changed its business model to participate in on-line gaming, which operations ceased during the three months period ended March 31, 2019.

On May 20, 2019, the Company announced the completion of the acquisition of Nano Creaciones Sapi de C.V., a Mexican company. The Company issued a total of 25,000,000 shares as consideration for the acquisition. The Company has not received sufficient support from the vendors to confirm ownership of this Mexican entity, and therefore has not included its operations in these financial statements.

On October 21, 2020, Mr. James Brooks, the creditor of the Company holding a judgment in the principal amount of $1,114,500 filed a motion requesting the appointment of a Receiver over the Company. By order filed on November 7, 2020, the Eighth Judicial District Court for Clark County, Nevada appointed Frederick P. Waid as Receiver for the Company in Case No. A-17-749977-B. Notice of entry of that order was filed on November 9, 2020. Mr. Waid became the sole officer and director of the Company. The Receiver was not provided any historical accounting documents from former management as part of the proceedings. As a result of the aforementioned actions, the Court approved an amended opening balance sheet for the Company as of December 31, 2019, which reflects the debt owing to Mr. Brooks, previously omitted, including accrued interest as well as any other approved amounts while eliminating any outstanding debts not approved during the receivership.

44

Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

On March 25, 2021, the Receiver filed a motion with the Court requesting approval to appoint Mr. Brooks as an officer and director of the Company and to increase the authorized capital of the Company and subsequently to issue sufficient common and preferred shares on terms to be finalized between the Receiver and Mr. Brooks, to settle a total of $175,000 of outstanding debt. Further, subsequent to the March 25, 2021, order, the Receiver sought and received approval from the Court to eliminate certain unsupported assets, outstanding payables and convertible loans on the financial statements of the Company as at December 31, 2019. The Receiver further placed an administrative hold on a total of 26,500,000 shares issued in 2019 for the acquisition of Nano Creaciones Sapi de C.V., a Mexican company, and as consideration for services purported to be rendered, due to the fact that there was no verifiable support for the completion of the acquisition or the provision of services.

Current Information

On January 26, 2022, with an effective date of December 23, 2021, three hundred million (300,000,000) shares of the Company’s common stock were issued to Mr. James Brooks pursuant to a Court Order entered in the Eighth District Judicial Court, Clark County, Nevada, Case No. A-17-749977-B, resulting in a change of control of the Company. The issuance of 300,000,000 shares to Mr. Brooks was issued in partial settlement of debt owed to Mr. Brooks. On December 30, 2021, Mr. Brooks was named the sole officer and director of the Company. On February 9, 2022, an Order was entered in the Eighth Judicial District Judicial Court, Clark County, Nevada, Case No. A-17-749977D by the Appointed Receiver of the Company, Frederick Waid, terminating the receivership for the Company. Concurrently, the Company changed its operating address to 424 E Central Blvd, Suite 308, Orlando, Florida 32801.

On May 6, 2022, the Company entered into a formal acquisition agreement with Standard Dental Labs Inc. (“SDL”), a Wyoming corporation controlled by the Company’s CEO, James Brooks, in order to acquire certain assets including: (i) a ready to implement business model and platform for the identification and acquisition of small to medium sized dental labs in the United States, and (ii) a fully developed branding package created under SDL, including logo, website, presentation materials and corporate name. Under the terms of the acquisition agreement, assets valued at $75,900 was acquired through the issuance of a total of 31,663,760 shares of the Company’s unregistered, restricted common stock to SDL. With the conclusion of this acquisition, the Company intends to operate in the dental lab industry, paving the way for future acquisitions and consolidations in the industry. The assets acquired from SDL will allow the Company to immediately facilitate the acquisition of small to medium sized dental labs, of which there are thousands in the United States.

On August 15, 2022 the Company completed a definitive agreement to acquire the assets of Smile Dental Management LLC (Formerly Prime Dental Lab, LLC) (“Smile Dental”), an Orlando-based dental lab in operation since 2012. Total consideration was paid to the shareholders of Smile Dental in a combination of cash and registered shares for the assets, which includes all equipment, customer relationships, and associated revenue. The Company commenced operations in the dental lab business effective September 1, 2022.

On August 17, 2022 the Company’s board of directors and majority shareholder increased the Company’s authorized share capital from 1.25bn to 2bn shares of common stock.

During the year ended December 31, 2022, the Company entered into certain 8% interest convertible note agreements (the “CPNs” with various individual investors for total gross proceeds of $232,140. Under the terms of the agreements, holders of the CPNs may convert the principal balance of the notes to unregistered, restricted shares of the Company’s common stock at $0.001 at any time with three (3) days written notice.

45

Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

On December 30, 2022 the Company filed a Registration on Form S-1 with the United States Securities and Exchange Commission for the benefit of certain selling stockholders. (Ref: Note 12). On October 13, 2023 the Company withdrew its application to the SEC.

During the quarter ended March 31, 2023 the Company and Smile Dental executed an addendum to the definitive agreement with Smile Dental (Ref: Note 5(2)) (the “Smile Amendment”) whereunder the Cash Consideration as part of Purchase Price was revised so that the first instalment was released immediately upon execution of the Smile Amendment, or March 24, 2023, and the second Cash Instalment shall be payable on the date that is no later than seven (7) calendar days subsequent to the receipt of proceeds from the first payment under the Purchase Agreement with World Amber (Ref: Note 12).

On April 20, 2023 Ms. Claire Ambrosio, 57, was appointed to the Board of Directors of the Company. Ms. Ambrosio is a member of The State Bar of California and has practiced as a lawyer in California for the past 22 years. She has served as the Vice President of Legal for 4 Over, LLC, a trade printer, from 2022 to present, and as General Counsel for True Family Enterprises from 2019 through 2022. She holds a law degree from Southwestern University, School of Law (1991) and has been a member of the bar in California since 1996. Ms. Ambrosio holds an LL.M., Loyola University Chicago School of Law, Chicago, Illinois in Healthcare and Compliance (2021).

Current operations are focused on our dental lab where we manufacture and produce several types of dental prosthetics. We provide dental lab services to more than 50 dental practices and produce approximately 500 dental prosthetics each month.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has recently acquired assets including branding and a detailed business plan to facilitate the acquisition of small to medium sized dental labs, as well as its first dental lab operation. Presently the Company does not have a source of revenue sufficient to cover all of its operating costs.  While we have recently commenced revenue generating operations, the Company’s sole officer and director is currently providing capital for operational shortfalls as needed by the Company, and we continue to raise proceeds from the sale of convertible notes having received gross proceeds of $411,000 in the year ended December 31, 2023, there remains substantial doubt about our ability to continue as a going concern. As at December 31, 2023, the Company has $1,953 cash on hand, and substantial debt. As we continue to implement our business plan, the Company may continue to be dependent upon financing from our sole officer and director, and the raising of additional capital through placement of our common stock or debt financing. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on attaining profitable operations. There are no assurances that the Company will be able to meet its obligations, raise funds or conclude additional acquisitions of identified businesses. Further upon acquisition of any target businesses there is no guarantee these operations will reach profitability. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might cause results from this uncertainty.

Other factors

Factors which may impact the Company’s ongoing operations include inflation, the recent war in the Ukraine, ongoing supply chain issues as a result of the recent Covid-19 pandemic, climate change and others. These events may have serious adverse impact on domestic and foreign economies which may impact the Company’s operations as a result of a variety of factors including the potential for reduced consumer spending. The Company is unable to predict the ongoing impact of these factors on the Company’s financial operations.

46

Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

NOTE 3 - USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES

Fiscal Year End

The Company has selected December 31 as its fiscal year end.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (US GAAP). In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records any “beneficial conversion feature” (“BCF”) intrinsic value as additional paid in capital and related debt discount. When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The discount is amortized over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment are determined using the straight-line method over the one to eight year estimated useful lives of the assets.

Intangible Assets

During the year ended December 31, 2022, the Company has acquired (i) a ready to implement business model and platform for the identification and acquisition of small to medium sized dental labs in the United States, and (ii) a fully developed branding package including logo, website, presentation materials and corporate name. A total of $31,663 has been capitalized in respect to these assets. The Company has also recognized assets for customer relationships in the amount of $72,440 in respect to a recent asset purchase agreement with Smile Dental, whereunder we acquired assets to commence operation of our first dental lab. The Company will review these intangible assets for impairment at a minimum of once per year or whenever events or changes in circumstances suggest a need for evaluation. There is no impairment expense for the intangible assets as of the year ended December 31, 2023, and 2022.

47

Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

Impairment

Our long-lived assets are subject to an impairment test if there is an indicator of impairment. The carrying value and ultimate realization of these assets is dependent upon our estimates of future earnings and the benefits that we expect to generate from their use. If our expectations of future results and cash flows are significantly diminished, other long-lived assets may be impaired and the resulting charge to operations may be material. When we determine that the carrying value of intangibles or other long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, we use the projected undiscounted cash flow method or realizable value to determine whether an impairment exists, and then measure the impairment using discounted cash flows.

Revenue Recognition

The Company applies ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sales of products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes revenue when the earnings process is complete and persuasive evidence of an arrangement exists. This generally occurs at the point in time when a purchased product has been delivered to a customer from our lab facility, at which time both title and the risks and rewards of ownership are transferred to and accepted by the customer, and the selling price has been collected.

Inventory

Inventories, if maintained, consist of work-in-progress inventory or replacement parts on hand in order to complete customer orders.

Warranty

We do not record warranty liabilities at the time of sale for the estimated costs that may be incurred under the terms of the applicable limited warranty as all component parts are covered by our respective industry suppliers. Our products are custom created for the individual client, and therefore we have no formal return policy or money back guarantee, however, if a product is determined to be defective, we will deliver a replacement unit to meet expected customer service terms. We assess the need for warranty and return liabilities at each report date.

Cost of Sales

Cost of sales includes actual product cost, labor, and allocated overheard, which is applied on a per unit basis.

Accounts Receivable

Accounts receivable is trade related. The Company’s management has established an allowance for bad debt based upon accounts receivable that are more than one year past due. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the necessary for reserves for bad debt. Reserves, if required, are recorded on management’s best estimate of collection. At December 31, 2023 and 2022 there were no outstanding accounts receivable.

48

Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

Basic and Diluted Loss Per Share

The Company computed basic and diluted loss per share amounts pursuant to the ASC 260 “Earnings per Share.” There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Potential common stock consists of the incremental common stock issuable upon the exercise of convertible notes (using the if-converted method). The table below reflects the potentially dilutive securities at each reporting period, which have not been included in the computation of diluted net loss per share due to their anti-dilutive effect:

	December 31,
	2023	2022
Convertible notes (principal balance) at $0.001 per share	3,321,400,000	1,403,867,310
Convertible notes (principal balance) at $0.004 per share	377,500,000	–
Convertible notes (principal balance) at $0.005 per share	220,000,000	–
	3,918,900,000	1,403,867,310

Income Taxes

Income taxes are recognized in accordance with ASC 740, “Income Taxes”, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The new guidance, among other things, simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments, and amends existing earnings-per-share (“EPS”) guidance by requiring that an entity use the if-converted method when calculating diluted EPS for convertible instruments. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company plans to adopt the new guidance effective January 1, 2024.

49

Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

NOTE 5 – ASSET PURCHASE AGREEMENTS

(1) On May 6, 2022, the Company entered into a formal acquisition agreement with Standard Dental Labs Inc. (“SDL”), a Wyoming corporation controlled by the Company’s CEO, James Brooks, to acquire certain assets including: (i) a ready to implement business model and platform for the identification and acquisition of small to medium sized dental labs in the United States, and (ii) a fully developed branding package created under SDL, including logo, website, presentation materials and corporate name. Under the terms of the acquisition agreement, assets valued at $75,900 were acquired through the issuance of a total of 31,663,760 shares of the Company’s unregistered, restricted common stock to SDL. The transaction occurred under common control and as a result, the issued shares were valued at par value, or $0.001 per share, and a total of $31,663 was recorded as intangible assets on the Company’s balance sheet.

(2) On August 15, 2022 the Company (the “Acquiror”) announced the completion of a definitive agreement to acquire the assets of Smile Dental Management LLC (“Smile Dental”)(Formerly Prime Dental Lab, LLC), an Orlando-based dental lab in operation since 2012. The Purchased Assets consisted of: all client contracts for existing Smile Dental clients; certain physical assets of Smile Dental including all dental lab equipment, furniture, computers and other office equipment; the assumption of certain contracts, equipment leases and office leases (if any); certain employees and management of Smile Dental as determined by the Acquiror to be retained and/or contracted by the Acquiror; and specifically the right to continue to use the name “Prime Dental Lab LLC” along with certain other rights, trademarks, intellectual property and intangible assets of the Seller in a definitive way. The Purchase Price consisted of 750,000 unregistered, restricted Common Shares (the “Consideration Shares”) of the Acquiror (the “Share Consideration) plus additional cash consideration in the amount of $140,000.00 (the “Cash Consideration”) payable in two (2) equal instalments of seventy thousand ($70,000.00) dollars (each a “Cash Instalment”). The first Cash Instalment shall be paid by the Acquiror to Smile Dental no later than fifteen (15) calendar days after receipt by the Acquiror of a Notice of Effect from the Securities and Exchange Commission of a Form S-1 Registration Statement (the “First Cash Instalment”). The second Cash Instalment of seventy thousand ($70,000.00) dollars shall be paid by the Acquiror to Smile Dental on the date that is no later than ninety (90) calendar days subsequent to the payment of the First Cash Instalment (the “Second Cash Instalment”).

During the quarter ended March 31, 2023, the Company and Smile Dental executed an addendum to the definitive agreement with Smile Dental (Ref: Note 5(2)) (the “Smile Amendment”) whereunder the Cash Consideration as part of Purchase Price was revised so that the first instalment was agreed to be released immediately upon execution of the Smile Amendment, or March 24, 2023, and the second Cash Instalment shall be payable on the date that is no later than seven (7) calendar days subsequent to the receipt of proceeds from the first payment under the Purchase Agreement with World Amber (Ref: Note 12).

The Share Consideration is subject to a lock-up agreement for a term of twenty-four months from the issuance date, whereunder Smile Dental shall be entitled to a release of 12.5% of the total Consideration Shares each quarter (93,750 shares) provided certain minimum quarterly revenue targets are achieved. Further, the Company has agreed to include such Consideration Shares in any registration statement filed, and in the event that the Company decides to approve and complete a share consolidation or share rollback within twelve (12) months after the date of the issuance of the Consideration Shares, such shares shall be protected from such share consolidation action (on a one-time basis).

50

Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

The Company allocated the acquired assets on the Company’s balance sheets as of the date of closing as Property and Equipment and Intangible Assets at fair market value. Assets acquired were as follows:

750,000 shares of common stock	$10,500
Cash consideration – other current liability	140,000
Total consideration purchase cost	$150,500

Allocation:
Property and equipment	$78,060
Customer relationships	72,440
Total purchased assets	$150,500

The purchase accounting for the acquisition of assets from Smile Dental includes an analysis of all available information as at the acquisition date.

NOTE 6 – SUBCONTRACTOR AGREEMENT

Concurrent with the closing of the acquisition of certain assets from Smile Dental (formerly Prime Dental Lab, LLC) (see Note 5(2)) on August 31, 2022, as amended in April 2023, the Company entered into a subcontractor agreement with Smile Dental for the provision of certain services including labor, materials, supplies and manufacturing expertise with respect to the servicing of the Company’s client list for dental prosthetics and orthotics. Smile Dental shall have available for the Company’s exclusive use certain acquired assets in order to facilitate the provision of finished products. As consideration under the terms of the agreement, Smile Dental, shall be entitled to retain all gross profits from the sale of such finished goods, net the cost of use of the production equipment, as management fees. The agreement has an initial term of up to two (2) years and either the Company or Smile Dental may terminate the agreement with six (6) months’ written notice, in order to provide the Company sufficient time to identify, hire and train a suitable replacement. For the fiscal years ended December 31, 2023, and 2022, the Company paid Smile Dental $171,329 and $341,807, respectively, as amounts due and owing under the Subcontractor Agreement.

NOTE 7 – JUDGMENT PAYABLE AND CONVERTIBLE NOTE

During fiscal 2017, Mr. James Brooks (“Brooks”), a creditor of the Company, obtained a judgment in the principal amount of $1,114,500. Previously, on January 21, 2015, the Company entered into an agreement with Mr. Brooks whereunder he would provide certain services to the Company in exchange for a salary of $10,000 per month and 2,550,000 common shares of the Company. Under the terms of this contract, Mr. Brooks was owed $120,000 in salary and 2,550,000 shares, which consideration was not provided by the Company in accordance with the contract terms. On January 23, 2017 Mr. Brooks filed a complaint in respect to amounts payable and applicable damages.

The Company failed to respond to the action, and on August 2, 2017, Mr. Brooks filed a motion for entry of default judgment. On September 6, 2017, the court determined the unpaid 2,550,000 common shares had a market value of $994,500 at the time they were originally deliverable to Mr. Brooks. In addition to the value of the unpaid shares, unpaid salary of $120,000 resulted in a judgment of $1,114,500. Concurrently, the court granted post-judgment interest pursuant to Nevada Revised Statute 17.130 which provides that when there is no express contract in writing, interest must be allowed at a rate equal to the prime rate at the largest bank in Nevada, as ascertained by the Commissioner of Financial Institution on January 1 or July 1 as the case may be, immediately preceding the date of the transaction, plus 2 percent. The rate must be adjusted accordingly on each January 1 and July 1 thereafter until the judgment is satisfied. As a result, interest applied on the judgment over the applicable periods was as follows:

January 1, 2021	5.25%	July 1, 2020	5.25%	January 1, 2020	6.75%

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Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

On March 25, 2021, the Court approved the first proposed settlement of a portion of Brooks’ debt, in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000) (the “Settlement Debt”) to be paid via the issuance of certain common shares of the Company. On December 6, 2021, Brooks entered into certain Debt Assignment and Purchase Agreements with several third parties in the accumulated amount of $70,000. (See Note 9). On December 23, 2021, the Company entered into an 8% Convertible Promissory Note with Brooks, our then sole officer and director, in the amount of $1,171,727. Concurrently, three hundred million (300,000,000) shares of the Company’s common stock were issued to Brooks pursuant to a Court Order entered in the Eighth District Judicial Court, Clark County, Nevada, Case No. A-17-749977-B. The Company valued the 300,000,000 shares at the closing price of the Company’s stock as traded on the OTC Markets on the date of issuance and recorded a loss on the extinguishment of debt of $10,025,000.

The convertible promissory note bears interest rate at 8% per annum for a period of 12 months. The holder has the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share. The beneficial conversion feature associated with the note and realized on issuance date totaled $1,171,727, which amount is being amortized over the term of the note, or 12 months. Prior to maturity, Mr. Brooks agreed to extend the repayment date of the note to December 31, 2023.

Interest payable included in accounts payable- related party and the principal outstanding balance of the debt as at each period-end are as follows:

	Interest	Shareholder	Convertible
	Payable	Loan	Note	Total
Balance December 31, 2021	$2,054	$–	$25,682	$27,736
Interest expense on convertible note	93,738	–	–	93,738
Repayments to interest expense	(5,877)	–	–	(5,877)
Amortized Debt Discount	–	–	1,146,045	1,146,045
Balance, December 31, 2022	89,915	–	1,171,727	1,261,642
Advance from shareholder	–	139,769	–	139,769
Debt assignment and purchase agreement	–	–	(10,000)	(10,000)
Interest expense on convertible note	108,890	–	–	108,890
Repayments to interest expense	(198,805)	–	–	(198,805)
Repayments to shareholder		(107,374)		(107,374)
Balance, December 31, 2023	$–	$32,394	$1,161,727	$1,194,121

On March 2, 2023, Mr. Brooks assigned $10,000 from his convertible note to a shareholder of the Company. The assigned amount has the same terms and conditions as the Brooks note described above. Ref Note 8(2) below.

52

Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

NOTE 8 – CONVERTIBLE NOTES

(1) 8% convertible notes

During the year ended December 31, 2022, the company issued convertible promissory notes in the principal amount of $232,140 to several investors bearing interest at 8% per annum for a period of 12 months. The holders have the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share. The beneficial conversion feature associated with the note and realized on issuance date totaled $232,140, which amount is being amortized over the term of the note, or 12 months.

During the year ended March 31, 2023, the company issued convertible promissory notes in the principal amount of $50,000 to several investors bearing interest at 8% per annum for a period of 12 months. The holders have the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share. The beneficial conversion feature associated with the note and realized on issuance date totaled $50,000, which amount is being amortized over the term of the note, or 12 months.

During the year ended December 31, 2023, the company issued convertible promissory notes in the principal amount of $160,000 to several investors bearing interest at 8% per annum for a period of 12 months. Of the notes received, holders issuing $50,000 have the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share and holders issuing $100,000 have the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.005 per share. The beneficial conversion feature associated with the 2023 notes and realized on issuance date totaled $160,000, which amount is being amortized over the term of the note, or 12 months.

In 2023, the Company determined with the noteholders that interest should not be accrued on the notes and reversed the previously accrued interest payable.

	Interest	Convertible
	Payable	Note	Total
Balance, December 31, 2021	$–	$–	$–
Proceeds	–	232,140	232,140
Unamortized debt discount	–	(232,140)	(232,140)
Interest expense on convertible notes	7,380	–	7,380
Amortized debt discount	–	92,246	92,246
Balance, December 31, 2022	7,380	92,246	99,626
Proceeds	–	160,000	160,000
Unamortized debt discount	–	(160,000)	(160,000)
Interest expense on convertible notes	21,689	–	21,689
Reversal of interest payable	(29,068)	–	(29,068)
Amortized debt discount	–	183,644	183,644
Balance, December 31, 2023	$–	$275,890	$275,890

53

Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

(2) 0% convertible notes

During the year ended December 31, 2023, the Company issued convertible promissory notes in the principal amount of $251,000 to several investors bearing interest at 0% per annum for a period of 12 months. The holders have the right to convert any or all of the outstanding principal into shares of the Company’s common stock at a conversion price of $0.001 per share as to $100,000 of the proceeds and $0.004 per share as to $151,000 of the proceeds. The beneficial conversion feature associated with the note and realized on issuance date totaled $64,625, which amount is being amortized over the term of the note, or 12 months.

	Convertible
	Note	Total
Balance, December 31, 2022	$–	$–
Proceeds	251,000	251,000
Unamortized debt discount	(164,625)	(164,625)
Amortized debt discount	53,660	53,660
Balance, December 31, 2023	$140,035	$140,035

(3) Other convertible notes

On March 2, 2023, Mr. Brooks assigned $10,000 in principal from his outstanding convertible note to a shareholder of the Company. The assigned amount has the same terms and conditions as the Brooks note described above. (Ref Note 7)

The amount is included in convertible note – shareholder, net on the balance sheet as of December 31, 2023.

NOTE 9 – DEBT ASSIGNMENTS AND PURCHASE AGREEMENT

On March 2, 2023, Mr. James Brooks, entered into a Debt Assignment and Purchase Agreement with a shareholder of the Company and assigned a total of $10,000 to Mr. O’Connor under the same terms and conditions of his convertible note described under Note 7 and 8 (above).

NOTE 10 – RELATED PARTY TRANSACTIONS

James Brooks, sole officer and director, controlling shareholder

On December 30, 2021, Mr. James Brooks was appointed the Company’s sole officer and director in place of Mr. Fred Waid. Immediately prior Mr. Brooks became the Company’s controlling shareholder upon issuance of 300,000,000 shares of common stock for certain debt in the amount of $175,000. Concurrently the Company and Mr. Brooks entered into a convertible note with respect to amounts payable totaling an accumulated $1,171,727. On March 2, 2023, Mr. Brooks assigned $10,000 of his convertible note leaving the principal amount of $1,161,727 due and payable.

Interest expenses associated with the aggregate convertible notes for the year ended December 31, 2023 was $109,557.

54

Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

Mr. Brooks was paid a total of $198,805 in the year ended December 31, 2023 against interest owing on the convertible note, leaving a balance owing of $0 as interest payable to Mr. Brooks at December 31, 2023 (December 31, 2022 - $89,915), which is reflected on the balance sheets as accounts payable – related party. (Note 7 above).

During the year ended December 31, 2023, the Company paid and/or accrued $20,000 to Mr. Brooks in respect to his agreement for a monthly stipend entered into in December 2022.

At December 31, 2023 a total of $32,394 (December 31, 2022 - $0) is reflected on the Company’s balance sheets as advances payable – related party with respect to expenses paid by Mr. Brooks on behalf of the Company which have not yet been reimbursed.

During the year ended December 31, 2022, the Company acquired certain assets by way of issuance of 31,663,760 common shares of the Company’s restricted, unregistered common stock to a company controlled by Mr. Brooks. (see Note 5(1)).

NOTE 11 – COMMON STOCK

The Company has authorized a total of 2,000,000,000 shares of common stock, $0.001 par value.

On May 6, 2022, 31,663,760 shares were issued in respect to an asset purchase agreement. (see Note 5(1)).

On August 31, 2022, 750,000 shares were issued in respect to an asset purchase agreement. (see Note 5(2)).

There were no shares issued during the period ended December 31, 2023. At December 31, 2023, and December 31, 2022, there was a total of 445,728,363 shares issued and outstanding, respectively.

NOTE 12 – PURCHASE AGREEMENT WORLD AMBER CORP.

On November 22, 2022, we entered into a purchase agreement (the “Purchase Agreement”), and a registration rights agreement (the “Registration Rights Agreement”) with World Amber Corp. (“World Amber”), a Nevada corporation, pursuant to which World Amber committed to purchase up to $2,500,000 of our common stock. Under the terms and subject to the conditions of the Purchase Agreement, we have the obligation, to sell to World Amber, and World Amber is obligated to purchase up to $2,500,000 of shares of our common stock.

Future sales of common stock under the Purchase Agreement, if any, will be subject to certain limitations, and may occur from time to time, over the 24-month period commencing on the date that a registration statement is filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, and is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied (such date on which all of such conditions are satisfied, the “Commencement Date”).

After the Commencement Date, for every month over the term of the Purchase Agreement, the Company has the right, in its sole discretion, to direct World Amber to purchase up to 346,667 shares of common stock per business day, at $0.30 per share (each, a “Regular Purchase”). In each case, World Amber’s maximum commitment in any single Regular Purchase may not exceed $104,000.

55

Costas, Inc.

Notes to Financial Statements

For the Period Ended December 31, 2023, and 2022

Pursuant to the terms of the Purchase Agreement, in no event may the Company issue or sell to World Amber any shares of our common stock under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by the World Amber and its affiliates, would result in the beneficial ownership by World Amber and its affiliates of more than 9.99% of the then issued and outstanding shares of common stock (the “Beneficial Ownership Limitation”).

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements, conditions and indemnification obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty.

The Company filed its initial registration statement on December 30, 2022, and subsequently, several amendments thereto. The Company withdrew the registration statement in October 2023. The Company and World Amber are currently negotiating an amendment to the Purchase Agreement.

NOTE 13 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

56

PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:

2. Charter and Bylaws
2.1	Articles of Incorporation	1-A (04/25/2024)
2.2	Bylaws	1-A (04/25/2024)

4. Subscription Agreement
4.1	Subscription Agreement	1-A (04/25/2024)

6. Material Agreements
6.1	Smile Dental Subcontractor Agreement	Filed herewith.
6.2	Smile Dental Subcontractor Agreement (as amended)	Filed herewith.
6.3	PDL Lockup Agreement	Filed herewith.
6.4	PDL Asset Purchase Agreement	Filed herewith.
6.5	Convertible Promissory Note (James Brooks)	Filed herewith.
6.6	Form of Investor Convertible Promissory Note	Filed herewith.

11. Consents
11.1	Consent of Independent Auditor	Filed herewith.
11.2	Consent of JDT Legal (see Exhibit 12.1)	Filed herewith.

12. Opinion re: Legality
12.1	JDT Legal	Filed herewith.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on August 1, 2024.

STANDARD DENTAL LABS INC. By: /s/ James D. Brooks James D. Brooks President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ James D. Brooks James D. Brooks President [Principal Executive Officer}, Chief Financial Officer [Principal Financial Officer], Secretary and Director

By: /s/ Claire Ambrosio Claire Ambrosio Director

III-2